Exhibit 10.5

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES INDEX ETF

MARKETING AGENT AGREEMENT

MARKETING AGENT AGREEMENT (the “Agreement”) made as of             , 2010 (the “Effective Date”), by and among Jefferies S&P 500 VIX Short-Term Futures ETF (the “Trust”), a Delaware statutory trust, Jefferies Commodity Investment Services, LLC (the “Sponsor”), a Delaware limited liability company, and ALPS Distributors, Inc. (the “Marketing Agent” or “ADI”), a Colorado corporation. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed thereto in the Trust’s Prospectus included its Registration Statement on Form S-1 (Registration No. 333-166283), as it may be amended from time to time.

W I T N E S S E T H:

WHEREAS, the Sponsor, on behalf of the Trust, has filed with the Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement on Form S-1 (Registration No. 333-166283) and amendments thereto, including as part thereof a prospectus (the “Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”), the forms of which have heretofore been delivered to the Marketing Agent;

WHEREAS, as described in the Prospectus and the authorized purchaser agreements to be entered into by the Sponsor and certain broker dealers from time to time (each such agreement, an “Authorized Purchaser Agreement”), units of fractional undivided beneficial interest in and ownership of the Fund (the “Units”) may be created or redeemed by an Authorized Purchaser in aggregations of ten thousand (10,000) Units (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; and collectively, “Baskets”); and

WHEREAS, the Trust and Sponsor wish to employ the Marketing Agent in connection with the performance of the services listed in Schedule A and additional services as may be agreed from time to time;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Registration. The Sponsor has furnished or will furnish, upon request, the Marketing Agent with copies of the Trust’s trust agreement, custodian agreements, transfer agency agreement, current prospectus and all forms relating to any plan, program or service offered by the Trust. The Sponsor shall furnish, within a reasonable time period, to the Marketing Agent a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Sponsor shall furnish promptly to the Marketing Agent any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement, the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus filed by the Trust with the SEC and any amendments and supplements thereto that are filed with the SEC.

2. Representations and Warranties of the Sponsor. The Sponsor represents, warrants and covenants to the Marketing Agent the following:

(a) The Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(b) The Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms.

3. Representations and Warranties of the Trust. The Sponsor, on behalf of the Trust, represents, warrants and covenants to the Marketing Agent the following:

(a) The Trust has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(b) The Trust is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Trust and constitutes the valid and binding obligations of the Trust, enforceable against the Trust in accordance with its terms.

4. Representations and Warranties of the Marketing Agent. The Marketing Agent represents, warrants and covenants to the Trust and the Sponsor the following:

(a) The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires; and has all other necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its activities as contemplated by this Agreement. The Marketing Agent will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Marketing Agent will comply with all applicable federal laws, including but not limited to, federal securities and commodities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA;

(b) The Marketing Agent (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Marketing Agent and constitutes the valid and binding obligations of the Marketing Agent, enforceable against the Marketing Agent in accordance with its terms.

5. Fees and Trust Expenses.

(a) In consideration of the services to be performed by the Marketing Agent hereunder as set forth on Schedule A attached hereto and as it may be amended from time to time, the Sponsor will pay the Marketing Agent an annual fee, calculated daily and payable monthly, equal to the greater of $25,000 minimum per year or an annual rate of 0.05% of the Trust’s average daily net assets (the “Fee”). Notwithstanding the foregoing, for the first eighteen (18) months after the Effective Date, the Fee will be calculated daily and payable monthly, equal to the greater of $25,000 minimum per year or an annual rate of 0.04% of the Trust’s average daily net assets. If there is a change of control of the Sponsor (a “Change of Control”) and the Marketing Agent is not retained as active marketing agent for the Trust, the Sponsor agrees to pay the Marketing Agent an agreed-upon contract termination fee based on the Trust’s assets at the time of the Change of Control.

(b) The Sponsor shall reimburse the Marketing Agent for any reasonable fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties under and pursuant to this Agreement including, but not limited to, the items identified as Out-of-Pocket Expenses in Schedule B of this agreement. Unless otherwise agreed to by the parties hereto in writing, the Marketing Agent shall not be responsible for fees and disbursements in connection with (a) filing of any registration statement, printing and the distribution of any prospectus under the 1933 Act and amendments prepared for use in connection with the offering of shares for sale to the public, preparing, setting in type, printing and mailing the prospectus, and any supplements thereto sent to shareholders of the Trust, (b) preparing, setting in type, printing and mailing any report (including annual and semi-annual reports), marketing materials or other communication to shareholders of the Trust, (c) the Blue Sky registration and qualification of shares of the Trust for sale in the various states in which the officers of the Trust shall determine it advisable to qualify such shares of the Trust for sale (including registering the Trust as a broker or dealer or any officer of the Trust or any Trust as agent or salesman in any state), and (d) placing Trust advertisements in various periodicals.

(c) The payments to the Marketing Agent under subsections 5(a) and 5(b) will not, in the aggregate, exceed 0.25% of the gross offering proceeds of the offering (in a dollar amount equal to the amount disclosed on Schedule C of the aggregate amount registered on the corresponding Registration Statements in respect of the Trust). Schedule C will be amended from time-to-time in the event that additional amounts of Shares are registered. The Trust and the Marketing

Agent will monitor compensation received in connection with the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

6. Use of the Marketing Agent’s Name. Neither the Trust nor the Sponsor, or any of their affiliates, shall use the name of the Marketing Agent, or any of its affiliates, in any prospectus, sales literature or other material relating to the Trust in any manner without the prior written consent of the Marketing Agent (which shall not be unreasonably withheld); provided, however, that the Marketing Agent hereby approves all lawful uses of the names of the Marketing Agent and its affiliates in the prospectus of the Trust and in all other materials which merely refer to accurate terms to their appointment hereunder or which are required by the SEC, FINRA, OCC, the Commodity Futures Trading Commission (the “CFTC”), the National Futures Association (the “NFA”) or any state securities authority.

7. Use of the Trust’s Name. Neither the Marketing Agent nor any of its affiliates shall use the name of the Trust in any publicly disseminated materials, including sales literature in any manner without the prior consent of the Sponsor (which shall not be unreasonably withheld); provided, however, that the Sponsor hereby approves all lawful uses of its or the Trust’s names in any required regulatory filings of the Marketing Agent which merely refer in accurate terms to the appointment of the Marketing Agent hereunder, or which are required by the SEC, FINRA, or any state securities authority.

8. Indemnification of the Marketing Agent. The Sponsor agrees to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees of the foregoing, the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus being deemed to include the Prospectus and the Prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Sponsor for inclusion in such Registration Statement or such prospectus or any material omissions therefrom;

(b) any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any representation or warranty contained in this Agreement;

(c) the failure by the Sponsor to perform when and as required any agreement or covenant contained herein;

(d) any untrue statement of any material fact contained in any audio or visual materials provided by the Sponsor or based upon written information furnished by or on behalf of the Sponsor including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Trust;

(e) the Marketing Agent’s performance of its duties under this Agreement except in the case of this clause (e), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Sponsor in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Sponsor to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Marketing Agent in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, the Marketing Agent shall promptly notify the Sponsor in writing of the institution of such Proceeding, and the Sponsor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor from any liability which it may have to the Marketing Agent hereunder except to the extent that it has been materially prejudiced by such failure. The Marketing Agent shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Marketing Agent unless the employment of such counsel shall have been authorized in writing by the Sponsor in connection with the defense of such Proceeding or the Sponsor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Sponsor (in which case the Sponsor shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Sponsor and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Sponsor shall not be liable for any settlement of any Proceeding effected without the Sponsor’s written consent, but if settled with the Sponsor’s written consent, the Sponsor agrees to indemnify and hold harmless the Marketing Agent from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of the foregoing paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

9. Indemnification of Sponsor and the Trust. The Marketing Agent agrees to indemnify, defend and hold harmless the Sponsor and the Trust, their partners, shareholders, directors, officers and employees of the foregoing, the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Sponsor may incur under the 1933 Act, the 1934 Act, the Rules and Regulations of the CFTC, the NFA, FINRA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing, directly or indirectly through the Sponsor, by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Marketing Agent will also indemnify the Sponsor and the Trust as stated above insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Marketing Agent’s performance of its duties under this Agreement, except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Sponsor or the Trust. In no case is the indemnity of the Marketing Agent in favor of the Sponsor and the Trust to be deemed to protect the Sponsor or the Trust against any liability to the Marketing Agent to which the Sponsor or the Trust would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of the Sponsor’s or the Trust’s obligations and duties under this Agreement.

The Marketing Agent also agrees to indemnify, defend and hold harmless the Sponsor and the Trust, their partners, shareholders, directors, officers and employees of the foregoing, the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, for (i) any any untrue statement or alleged untrue statement of a material fact or breach by the Marketing Agent of any representation or warranty contained in this Agreement, and (ii) the failure by the Marketing Agent to perform when and as required any agreement or covenant contained herein.

If any Proceeding is brought against the Sponsor or the Trust in respect of which indemnity may be sought against the Marketing Agent pursuant to the first paragraph of this Section 9, the Sponsor shall promptly notify the Marketing Agent in writing of the institution of such Proceeding and the Marketing Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Marketing Agent shall not relieve the Marketing Agent from any liability hereunder which it may have to the Sponsor except to the extent that it has been materially prejudiced by such failure. The Sponsor and the Trust shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sponsor unless the employment of such counsel shall have been authorized in writing by the Marketing Agent in connection with the defense of such Proceeding or the Marketing Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Marketing Agent (in which case the Marketing Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Marketing Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Marketing Agent), in any of which events such fees and expenses shall be borne by the Marketing Agent and paid as incurred (it being understood, however, that the Marketing Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Marketing Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Marketing Agent but if settled with the written consent of the Marketing Agent, the Marketing Agent agrees to indemnify and hold harmless the Sponsor and the Trust from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of the foregoing paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

10. Term. This Agreement shall become effective as of the Effective Date and shall continue until two (2) years from such date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the Sponsor. Upon and after completion of the Term, either the Marketing Agent, on the one hand, or the Sponsor, on the other hand, may elect to terminate this Agreement at any time upon sixty (60) days’ prior written notice to the other party.

Notwithstanding the foregoing, this Agreement may be terminated by any party upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankruptcy or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

Upon the termination of this Agreement, the Marketing Agent, at the Sponsor’s expense and direction, shall transfer to such successor, as the Sponsor shall specify, all relevant books, records and other data established or maintained by the Marketing Agent under this Agreement.

11. Notice. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Trust or the Sponsor, at:

Jefferies S&P 500 VIX Short-Term Futures ETF

c/o Jefferies Commodity Investment Services, LLC

One Station Place

Three North

Stamford, Connecticut 06902

Attn: Andrew R. Kaplan, Esq.

Fax:

with a copy to

Name

Address

Address

Attn:

Fax:

if to the Marketing Agent at:

ALPS Distributors, Inc.

1290 Broadway, Suite 1100

Denver, Colorado, 80203

Attn: General Counsel

Fax: 303-623-7850

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

12. Confidential Information. The Marketing Agent and its officers, directors, employees and agents will treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust. If the Marketing Agent is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Marketing Agent will provide the Sponsor with prompt written notice of any such request or requirement so that the Sponsor may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Marketing Agent may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Marketing Agent’s counsel.

13. Miscellaneous.

(a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(b) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by, and construed and enforced in accordance with, the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of Colorado and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled

(including sovereign immunity and immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of Colorado.

The provisions of this Section 13(b) shall survive any termination of this Agreement, in whole or in part.

(c) This Agreement (including any schedules attached hereto) contains all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(d) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

(e) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect; provided, however, Schedule C to this Agreement may be unilaterally amended and replaced by the Sponsor at its discretion provided a copy of such revised Schedule C is provided to the Marketing Agent.

(f) This Agreement may not be amended, modified or supplemented except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such amendment, modification or supplement is sought.

(g) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(h) The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) None of the parties will be liable to any other party for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from or is due to any cause or causes beyond the reasonable control of the party affected which impedes, delays or aggravates any obligation under this Agreement, including, without limitation, acts of God, acts of any governmental entity, labor disturbances, act of terrorism or act of public enemy due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, severe or adverse weather conditions, power failure or computer or communications line failure.

(j) Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor or the Trust, on the one hand, and the Marketing Agent, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(m) This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(n) The Sponsor shall provide all information to the Marketing Agent necessary for the Marketing Agent to perform its obligations under applicable securities laws and regulations as they relate to the transactions contemplated in this Agreement.

(o) As used herein, a “Business Day” means any day other than a day when banks in New York City are required or permitted to be closed.

14. Limitation of Liability It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any shareholder, trustee, Sponsor, officer, employee or agent of the Trust, personally. This Agreement has been duly authorized, executed and delivered by the Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this instrument in its name and behalf as of the Effective Date.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

By:	Jefferies Commodity Investment Services, LLC, its Managing Owner

By:
Name:
Title:

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

By:
Name:
Title:

ALPS DISTRIBUTORS, INC.

By:
Name:	Thomas A. Carter
Title:	President

Schedule A

Marketing Agent Services

(a) Marketing Agent senior management will:

•	Develop an overall strategic sales and marketing plan with the National Accounts Manager of the Marketing Agent, the Sponsor, the Trust and the specialist firm.

•	Supervise sales-related activities.

•	Participate in field sales activities.

(b) The Marketing Agent will provide a shared National Accounts Manager who will:

•	Implement a tactical sales strategy and marketing plan.

•	Establish home office contacts with targeted broker/dealers.

•	Attend major fee-based adviser conferences.

(c) The Marketing Agent will provide resources from its call center to:

•	Place outbound follow-up calls on 100% of phone and internet requests for information.

•	Receive creation/redemption calls and communicate with authorized purchasers, advisers and the custodian.

•	Transfer “hot” adviser leads to the Internal Wholesaler.

•	Support a dedicated Trust toll-free line for advisers.

(d) The Marketing Agent will provide appropriate staff to:

•	Coordinate the design and production of sales and marketing materials, including:

•	consulting with the Sponsor on the development of FINRA, SEC and CFTC compliant marketing campaigns;

•

consulting with the Sponsor and the Trust’s legal counsel on marketing materials that are deemed to qualify as free-writing prospectus materials and appropriate disclosure associated with all marketing materials;

•	reviewing and filing applicable marketing materials with FINRA that do not otherwise qualify as free-writing prospectus materials; and

•	registering and overseeing supervisory activities of an unlimited number of FINRA licensed registered representatives (if applicable).

•	Maintain, reproduce and store applicable books and records relating to the services provided under this Agreement.

(e) Because a legal distributor is not required for the Trust, the Marketing Agent will be acting in a role of marketing agent for the Trust. In addition to the services described in this Appendix, the Marketing Agent’s role will include helping facilitate the authorized participant process by assisting the Trust in coordinating the authorized participant agreements.

Schedule C

Pursuant to Section 5(c)

The payments to the Distributor under Section 5 will not, in the aggregate, exceed [-]% of the aggregate dollar amount of the offering (an amount equal to $[-] of the $[-] Units registered on the Registration Statement on Form S-1 (333-166283) in respect of Jefferies S&P 500 VIX Short-Term Futures ETF).